EXHIBIT 12

RATIO OF EARNINGS TO FIXED CHARGES

                                   Ratio of Earnings to Fixed Charges
                                         (Dollars in thousands)

                                            1999          1998         1997         1996          1995
                                            ----          ----         ----         ----          ----
Earnings:
     Pretax income                           $45,130       $32,779      $33,697      $45,939      $19,384
     Interest                                 28,573        20,506       18,890       13,797       12,111
     Interest in Leases                        1,548         1,507        1,152          861        1,086
     Amortization of Cap Interest                242           190          123          107           63
                                             -------       -------      -------      -------      -------
                                             $75,493       $54,982      $53,862      $60,704      $32,644
                                             =======       =======      =======      =======      =======
Fixed charges:
     Interest                                $28,573       $20,506      $18,890      $13,797      $12,111
     Capitalized interest                      1,032         1,215          118          202          690
     Interest in leases                        1,548         1,507        1,152          861        1,086
     Amortization of Cap Interest                242           190          123          107           63
                                             -------       -------      -------      -------      -------
                                             $31,395       $23,418      $20,283      $14,967      $13,950
                                             =======       =======      =======      =======      =======

     Ratio:                                    2.4x          2.3x         2.7x         4.1x         2.3x




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